                              TheraTx, Incorporated
                                 Sanctuary Park
                             1105 Sanctuary Parkway,
                                    Suite 100
                            Alpharetta, Georgia 30201











February 21, 1997



VIA TELECOPIER



Vencor, Inc.
400 West Market Street,
Suite 3300
Louisville, Kentucky  40202

Attention:  James Gillenwater

Dear Jim:

Reference is hereby made to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 9, 1997, among TheraTx, Incorporated, a Delaware corporation (the "Company"), Vencor, Inc., a Delaware corporation (the "Purchaser"), and Peach Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Purchaser.

Pursuant to Section 7.8(b) of the Merger Agreement, the Purchaser is required to provide written notice to the Company by February 24, 1997 of its election to treat the Options (as such term is defined in the Merger Agreement) in accordance with the provisions of such Section 7.8(b). The Company hereby agrees to extend the date by which such written notice must be provided by the Purchaser to the Company to Monday, March 3, 1997.



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If you agree with the terms of this letter,  please sign in the space designated below and fax a copy of this letter to my attention at (770) 569-1840.

Very truly yours,



/s/ Jonathan H. Glenn

Jonathan H. Glenn
Vice President




                                                  Agreed   to   this
                                                  21st     day    of
                                                  February, 1997:

                                                  VENCOR, INC.


                                                  By:  JAMES H. GILLENWATER, JR.
                                                            (Print Name)


                                                  /s/ James H. Gillenwater, Jr.
                                                             (Signature)
                                                  Senior Vice President





cc:  Joseph B. Frumkin, Esq.